EXHIBIT 16


                         SOGEN INTERNATIONAL FUND, INC.
                         CALCULATION OF PERFORMANCE DATA
                     IN STATEMENT OF ADDITIONAL INFORMATION
                     Average Annual Total Rate of Return for
                      1 Year and Average Annual Compounded
                    Total Rates of Return for 5 and 10 Years


                              1 Year    5 Years    10 Years
                            (3/31/97)  (3/31/93)   (3/31/88)
                            ---------  ---------   ---------

Initial Investment = P        $1,000    $1,000     $1,000

Ending Redeemable Value       $1,101    $1,767     $3,041
@ 3/31/98 = ERV

Calculations:

T = the nth root of
(ERV/P) - 1
                           T=the first root of
                             (1,101/1000) - 1

                            = 1.101 - 1

                            = .1006

                            = 10.06%


                                        T=the fifth root of
                                          (1,767/1,000) - 1
                                            5
                                         =     1.1206   - 1

                                         = .1206

                                         = 12.06%


                                                   T=the tenth root of
                                                     (3,041/1,000) - 1
                                                      10
                                                    =    1.1176   - 1

                                                    = .1176

                                                    = 11.76%

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                                SOGEN FUNDS, INC.
                         CALCULATION OF PERFORMANCE DATA
                     IN STATEMENT OF ADDITIONAL INFORMATION
                        Average Total Rate of Return for
                          the year ended March 31, 1998



                                   SoGen                      SoGen
                                   Overseas                   Gold
                                   Fund                       Fund
                                   ----                       ----

Initial Investment = P             $1,000                     $1,000

Ending Redeemable Value
@ 3/31/98 = ERV                    $1,059                     $  701

Calculations:

T = the nth root of
 (ERV/P) - 1                       T = the 1st                T = the 1st
                                   root of                    root of
                                   (1,059/1000) - 1           (  701/1000) - 1

                                     = 1.059 - 1              = 0.701 - 1

                                     = .0587                  = (.2994)

                                     = 5.87%                  = (29.94%)


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                                SOGEN FUNDS, INC.
                        Calculation of Current Yield and
                      Effective Yield for SoGen Money Fund
                               for the Seven Days
                              Ended March 31, 1998



Base Period Return March 31, 1998            .000932783

Current Yield
-------------


Base Period Return  x 365  x  100
------------------
        7

 .000932783  x  365  x  100  =  4.86%
----------
     7


Effective Yield
---------------


[(Base Period Return + 1) 365/7] - 1


[(.000932783 + 1) 365/7]- 1  = 4.98%